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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in Exhibit 17(c) in this Registration Statement of Merrill Lynch Global Allocation Fund, Inc. (the "Fund") on Form N-14 of our report dated December 22, 2003 appearing in the October 31, 2003 Annual Report of the Fund. We also consent to the references to us under the captions "COMPARISON OF THE FUNDS - Financial Highlights" and "EXPERTS" appearing in the Proxy Statement and Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 8, 2004